Exhibit 99.1

ReShape Lifesciences Announces Fourth Quarter and Full Year 2020 Financial Results

San Clemente, CA March 10, 2021 – ReShape Lifesciences Inc. (OTCQB: RSLS), a global weight-loss solutions leader, today reported financial and operational results for the fourth quarter and full year ended December 31, 2020.

Recent Highlights and Accomplishments

●	Entered into a definitive merger agreement with Obalon Therapeutics, Inc., a company focused on developing and commercializing novel technologies for weight loss.
●	Strategic merger provides market synergies and the opportunity for the combined company to trade on NASDAQ.
●	Initiated enrollment of healthcare professionals in ReShapeCare™, the Company’s first-in-class reimbursed, telehealth-based coaching program providing patients a tailored, high-touch, and personalized virtual treatment.
●	Received funding from a National Institutes of Health (NIH) Small Business Innovation Research grant to identify and successfully meet the necessary endpoints of a pre-clinical study with ReShape’s Dual Block Stimulation Neuromodulation (DBSN) technology currently in development for the treatment of type 2 diabetes.
●	Reduced total operating expenses by $15.1 million, or 44.6%, year over year
●	Improved Non-GAAP EBITDA loss by $2.6 million, or 22.1%, year over year
●	Lowered net cash used in operating activities by $5.6 million, year over year
●	Secured $15.0 million Line of Credit on January 19, 2021 and thus removed the explanatory paragraph in our independent registered public accounting firm’s report on our December 31, 2020 audited financial statements referring to our ability to continue as a going concern
●	PPP loan of $1.0 million as part of the CARES Act, was fully forgiven on March 1, 2021

“Despite the constraints of the COVID-19 pandemic, 2020 was a transformational year for ReShape, as we expanded our platform of weight loss solutions and recently announced a definitive agreement for our merger with Obalon,” commented Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “While this merger strategically enables us to expand our offering, we are also pleased by the internal progress we made within our own portfolio; we continued to develop Lap-Band accounts and expanded the development and enrollment of our ReShapeCare service, which we believe validates the need for safe and accessible virtual care in the current climate and into the future. To supplement these efforts, we took significant steps to both reduce annual expenses and strengthen our balance sheet. As a result of the progress made to strengthen and expand ReShape’s line of products and services, we are positively positioned to achieve our vision of becoming the premier weight loss and metabolic health solutions company for physicians and patients.”

Fourth Quarter 2020 Financial Results

Revenue for the three months ended December 31, 2020, was $3.2 million compared to $4.1 million in revenues for the three months ended December 31, 2019. The primary reason for the overall decrease in net revenue is due to a reduction in sales from the COVID-19 pandemic. Positive momentum during the second half of the year was observed as revenues accelerated from $4.5 million in the first half of the year to $6.8 million during the second half.

Gross profit for the fourth quarter of 2020 was $1.6 million compared to $2.1 million for the three months ended December 31, 2019. The decrease is primarily related to lower revenues.

Sales and marketing expenses for the three months ended December 31, 2020 were $1.2 million compared to $1.5 million for the three months ended December 31, 2019. The decrease is primarily related to lower travel and entertainment expenses, stock-based compensation expense, payroll related expenses, and commissions.

General and administrative expenses were $2.7 million for the fourth quarter of 2020 compared to $3.0 million for the three months ended December 31, 2019. The decrease is primarily from reduced stock-based compensation and bad debt expenses, offset by an increase in legal fees related to the proposed Obalon merger.

Research and development expenses were $0.9 million for the fourth quarter of 2020 compared to $0.2 million for the three months ended December 31, 2019. The increase is due to committed efforts with the ReShape Vest clinical study and controlled development within our line of products and services.

Non-GAAP adjusted EBIDTA loss was $2.2 million for the fourth quarter of 2020 compared to a loss of $1.4 million for the three months ended December 31, 2019. The increase in Non-GAAP EBITDA loss is a result of lower revenues from the COVID-19 pandemic.

Full Year 2020 Financial Results

Revenue for 2020 was $11.3 million compared to $15.1 million in revenues for 2019. The primary reason for the overall decrease in net revenue is due to a reduction in sales from the COVID-19 pandemic, offset by an almost 200% increase in revenue for Europe.

Gross profit for 2020 was $6.3 million compared to $9.3 million for 2019. The decrease in gross profit margin is primarily due to reduced overall sales from the COVID-19 pandemic, coupled with an increase in international sales, which have a lower gross profit percentage than domestic sales.

Sales and marketing expenses were $4.7 million for 2020 compared to $4.8 million for 2019. The primary reason for the decrease is a reduction in travel and entertainment expenses and stock-based compensation expense, offset by an increase in consulting fees and commissions.

General and administrative expenses were $10.5 million for 2020 compared to $17.2 million for 2019. The decrease is primarily due to decreases in audit, consulting, and other professional service provider expenses and legal fees.

Research and development expenses were $3.5 million for 2020 compared to $3.1 million for 2019. The primary reason is due to an increase in payroll related expenses and consulting fees, due to committed efforts with the ReShape Vest clinical study and controlled development within our line of products and services.

Non-GAAP adjusted EBITDA loss was $9.1 million for 2020 compared to a loss of $11.6 million for 2019. The $2.5 million reduction in loss is primarily attributed to reduced operating expenses.

As of December 31, 2020, the Company had cash and cash equivalents and restricted cash totaling $3.0 million, after the payment of $2.0 million of the purchase price for the Lap-Band System that was due and paid in December 2020. Additionally, we have been notified that our PPP loan in the amount of $1.0 million has been fully forgiven by the SBA and we have no further obligations with regard to this loan.

Webinar Information

Management will post a webinar discussing ReShape’s financial and operational results today at 4:30 p.m. ET. The link to the webinar is here and will be available on the Investor Relations page of the ReShape Lifesciences, Inc. website, https://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences is America’s premier weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® program provides minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy. The recently launched ReShapeCare™ Virtual health coaching program is a virtual telehealth weight management program that supports lifestyle changes for all weight-loss patients, to help them keep the weight off over time.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks related to the completion of our proposed merger with Obalon, risks inherent in outbreaks of pandemics or contagious diseases, including COVID-19; risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed April 30, 2020. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Company Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Investor Contact:

James Salierno

Vice President

The Ruth Group

646-536-7028

jsalierno@theruthgroup.com

Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$2,957	$2,935
Restricted cash	50	50
Accounts and other receivables	2,620	4,096
Inventory	2,244	1,317
Prepaid expenses and other current assets	1,073	1,711
Total current assets	8,944	10,109
Property and equipment, net	584	16
Operating lease right-of-use assets	465	758
Other intangible assets, net	27,022	28,674
Other assets	46	99
Total assets	$37,061	$39,656
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,655	$4,263
Accrued and other liabilities	3,630	3,821
Warranty liability, current	397	105
Debt, current portion, net of deferred financing costs	3,609	1,909
Operating lease liabilities, current	314	291
Total current liabilities	11,605	10,389
Debt, noncurrent portion	9,168	2,728
Operating lease liabilities, noncurrent	163	477
Warranty liability, noncurrent	1,022	1,253
Deferred income taxes	615	702
Total liabilities	22,573	15,549
Commitments, contingencies
Stockholders’ equity:
Preferred stock:
Series B convertible preferred stock	—	—
Series C convertible preferred stock	1	1
Common stock	6	—
Additional paid-in capital	529,429	517,311
Accumulated deficit	(514,827)	(493,197)
Accumulated other comprehensive loss	(121)	(8)
Total stockholders’ equity	14,488	24,107
Total liabilities and stockholders’ equity	$37,061	$39,656

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2020	2019
Revenue	$11,299	$15,089
Cost of revenue	5,037	5,784
Gross profit	6,262	9,305
Operating expenses:
Sales and marketing	4,694	4,847
General and administrative	10,527	17,224
Research and development	3,498	3,121
Impairment of intangible assets	—	6,588
Loss on litigation settlement	—	1,500
Loss on disposal of assets	—	486
Total operating expenses	18,719	33,766
Operating loss	(12,457)	(24,461)
Other expense (income), net:
Interest expense, net	2,049	451
Loss on extinguishment of debt	7,715	71
Warrant expense	—	49,027
Gain on foreign currency exchange	(410)	(247)
Other, net	—	1,337
Loss before income tax provision	(21,811)	(75,100)
Income tax benefit	(181)	(893)
Net loss attributable to common shareholders	$(21,630)	$(74,207)
Net loss per share - basic and diluted:
Net loss per share - basic and diluted	$(3.12)	$(42.93)
Shares used to compute basic and diluted net loss per share	6,927,021	1,728,722

The following table sets forth certain data from our operating results for each of the fiscal quarters of 2020 (in thousands):

	For the three months ended
(Unaudited)	March 31, 2020	June 30, 2020	September 30, 2020	December 31, 2020
Revenue	$2,789	$1,702	$3,602	$3,206
Cost of goods sold	1,285	865	1,321	1,566
Gross profit	1,504	837	2,281	1,640
Operating expenses:
Sales and marketing	1,454	831	1,160	1,249
General and administrative	2,836	2,539	2,434	2,718
Research and development	1,295	465	859	879
Total operating expenses	5,585	3,835	4,453	4,846
Operating loss	(4,081)	(2,998)	(2,172)	(3,206)
Other expense (income), net:
Interest expense, net	104	789	739	417
Loss on extinguishment of debt	—	—	2,435	5,280
Warrant expense	—	—	—	—
(Gain) loss on foreign currency transactions	144	(133)	(128)	(293)
Other, net	—	—	—	—
Loss from continuing operations before income taxes	(4,329)	(3,654)	(5,218)	(8,610)
Income tax benefit	(18)	(50)	(39)	(74)
Net loss attributable to common shareholders	$(4,311)	$(3,604)	$(5,179)	$(8,536)

The following table sets forth certain data from our operating results for each of the fiscal quarters of 2019 (in thousands):

	For the three months ended
(Unaudited)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
Revenue	$3,074	$4,450	$3,515	$4,050
Cost of goods sold	843	1,593	1,413	1,935
Gross profit	2,231	2,857	2,102	2,115
Operating expenses:
Sales and marketing	1,117	1,271	950	1,509
General and administrative	4,304	5,521	4,412	2,987
Research and development	1,056	960	858	247
Impairment of intangible assets	—	6,588	—	—
Legal settlement	—	—	1,500	—
Loss on disposal of assets	—	—	—	486
Total operating expenses	6,477	14,340	7,720	5,229
Operating loss	(4,246)	(11,483)	(5,618)	(3,114)
Other expense (income), net:
Interest expense, net	103	213	74	61
Loss on extinguishment of debt	—	71	—	—
Warrant expense	130	4,127	22,564	22,206
(Gain) loss on foreign currency transactions	—	—	(229)	(18)
Other, net	(3)	612	727	1
Loss from continuing operations before income taxes	(4,476)	(16,506)	(28,754)	(25,364)
Income tax benefit	—	(586)	—	(307)
Net loss attributable to common shareholders	$(4,476)	$(15,920)	$(28,754)	$(25,057)

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the years ended December 31, 2020 and 2019 (in thousands):

	Years Ended December 31,
	2020	2019
GAAP net loss attributable to common stockholders	$(21,630)	$(74,207)
Adjustments:
Interest expense, net:	2,049	451
Income tax benefit	(181)	(893)
Depreciation and amortization	1,667	1,706
Stock-based compensation expense	1,323	2,311
Loss on extinguishment of debt	7,715	71
Warrant expense	—	49,027
Loss on litigation settlement	—	1,500
Impairment of intangible assets and goodwill	—	6,588
Loss on disposal of assets	—	486
Other, net	—	1,337
Non-GAAP loss	$(9,057)	$(11,623)